Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Willbros Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-18421, 333-53748, 333-74290, 333-135543 and 333-139353) on Form S-8 and (Nos. 333-96201, 333-63096 and 333-115963) on Form S-3 of Willbros Group, Inc. of our reports dated March 12, 2007, with respect to the consolidated balance sheets of Willbros Group, Inc. as of December 31, 2006, and December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period then ended, and the effects of the adjustments to the 2004 consolidated financial statements to retrospectively apply the change as discussed in Note 2, and the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Willbros Group, Inc.

/s/    GLO CPAs, LLP

Houston, Texas

March 13, 2007